                 FIRST AMENDMENT TO SERIES B STOCK PURCHASE AGREEMENT



         This Amendment, made as of the 1st day of May, 1996, by and among Apollon, Inc., a Pennsylvania corporation (the "Company"), and the Investors listed in Exhibit A hereto (the "Investors");

         WHEREAS, the Company and the Investors wish to amend the Stock Purchase Agreement, dated as of November 15, 1993, by and among the Company and the Investors listed in Exhibit 1.1 thereto (the "Agreement") as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants of the Company and the Investors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

              1. The eighth through tenth lines of Section 6.6 of the Agreement are hereby amended to read as follows:

    "record of a majority of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a class, outstanding as of a record date between
  10 and 90..."

         2. The ninth through eleventh lines of Section 6.7 of the Agreement are hereby amended to read as follows:

    "holders of record of a majority of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C
Convertible Preferred Stock, voting as a class, outstanding as of a record date between..."

         3. The sixth and seventh lines of Section 6.8 of the Agreement are hereby amended to read as follows:

    "A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock), whether now or hereafter outstanding without obtaining..."

         4. The ninth and tenth lines of Section 6.8 of the Agreement are hereby amended to read as follows:

    "shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a class, outstanding as of..."

         5. The eighteenth and nineteenth lines of Section 6.10 of the Agreement are hereby amended to read as follows:

    "shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a class, outstanding as of..."

         6. The twelfth and thirteenth lines of Section 6.15(a) of the Agreement is hereby amended to read as follows:

    "shall have first offered to sell to the Investors, the Series A Investors and the Series C Investors such securities (the "Offered Securities"), at a..."

         7. The fifteenth and sixteenth lines of Section 6.15 (a) of the Agreement are hereby amended to read as follows:

    "Company in writing delivered to each of the Investors, the Series A Investors and the Series C Investors (the "Offer"), which offer by its terms shall..."

         8. The eighteenth and nineteenth lines of Section 6.15 (a) are hereby amended to read as follows:

    "the date it is delivered by the Company to the Investors, the Series A Investors and the Series C Investors."

         9. The tenth and eleventh lines of Section 6.15(b) is hereby amended to read as follows:

    "Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and of all shares issuable upon the conversion of..."

         10. Section 6.15(d) of the Agreement is hereby amended to read in full as follows:

                 "(d) In the event that the Investors, the Series A Investors and the Series C Investors do not elect to purchase all of the Offered Securities which they are entitled to purchase under Section 6.15(b) hereof, Paragraph 6(p)(ii) of the Series A Agreement and Section 6.13(b) of the Series C Agreement, the Company shall within 5 days of the earlier of
    (A) the receipt of all of the Notices of Acceptances from the Investors pursuant to subsection (c) above, from the Series A Investors pursuant to Paragraph 6(p)(ii) of the Series A Agreement and the Series C Investors pursuant to Section 6.13(c) of the Series C Agreement or (B) the expiration of the 30-day period provided in subparagraph 6.15(a) provide each of the Investors who have delivered a Notice of Acceptance with

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    written notice of the number of Offered Securities which have not been accepted by the Investors, the Series A Investors or the Series C Investors (the "Refused Shares"), and each such Investor shall have 10 days to inform the Company in writing of its intention to purchase its pro rata share of such Refused Shares. For the purposes of this subsection (d), "pro rata share" shall mean the percentage obtained by dividing the number of Securities, Series A Securities, Series C Securities and other shares of Common Stock owned and to be purchased by an Investor who has delivered a Notice of Acceptance pursuant to subsection (c) above by the total number of Securities, Series A Securities, Series C Securities or other shares of Common Stock owned and to be purchased by Investors who have delivered Notices of Acceptance pursuant to subsection (c) above, by Series A Investors who have delivered Notices of Acceptance pursuant to Paragraph 6(p)(iii) of the Series A Agreement or by Series C Investors who have delivered Notices of Acceptance pursuant to Section 6.13(c) of the Series C Agreement. Upon the expiration of such ten-day period, the Company shall have 90 days to sell all or any part of such Refused Shares as to which the Company has not received a notice from the Investors pursuant to subsection 6.15(c), this subsection 6.15(d), from the Series A Investors pursuant to subparagraphs 6(p)(iii) or 6(p)(iv) of the Series A Agreement or from the Series C Investors pursuant to Sections 6.13(c) or 6.13(d) of the Series C Agreement to any other person or persons, but only upon terms and conditions in all material respects, including, without limitation, unit price and interest rates (but excluding payment of legal fees of counsel of the purchaser), which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company that those set forth in the Offer. Upon the closing of the sale to such other person or persons of all the Refused Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, the Investors shall purchase from the Company, and the Company shall sell to the Investors, the Offered Securities in respect of which a Notice of Acceptance was delivered to the Company by an Investor, at the terms specified in the Offer. The purchase by an Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities satisfactory in form and substance to the Investor and its counsel."

         11. The third through eighth lines of Section 6.15(e) of the Agreement are hereby amended to read as follows:

    "subsections 6.15(b), (c) and (d) hereof, by the Series A Investors in accordance with Paragraph 6(p) of the Series A Agreement or by the Series C Investors in accordance with Section 6.13 of the Series C Agreement may not be sold or otherwise disposed of until they are again offered to the Investors, the Series A Investors and the Series C Investors under the procedures specified in subsections 6.15(a), (b), (c) and (d) hereof, Paragraph 6(p) of the Series A Agreement and Section 6.13 of the Series C Agreement."

         12. The first through third lines of Section 6.15(f) are hereby amended to read as follows:

    "The rights of the Investors, the Series A Investors and the Series C Investors under this Section 6.15 shall not apply to the following securities (the "Excluded Securities"):

         13. Section 6.15(f)(A) is hereby amended to read in full as follows:

    "(A) Common Stock, securities by their terms convertible into or exchangeable for Common Stock (including Common Stock issuable on conversion thereof) and options, warrants and other rights to subscribe for, purchase or otherwise acquire Common Stock or securities by their terms convertible into or exchangeable for Common Stock (including Common Stock issuable on conversion thereof) issued, issuable, sold or granted to existing or prospective officers, directors or employees of, or consultants to, the Company, pursuant to any stock option, stock incentive, stock appreciation, stock bonus, stock award, compensation plan or arrangement or employment letter, or any other agreement, plan, arrangement or letter, presently in effect or hereafter adopted or entered into by the Company;"

         14. The ninth line of Section 7.1 of the Agreement is hereby amended to read as follows:

    "holders of Securities, Series A Securities, Series C Securities and Warrant Stock, and thereupon ..."

         15. The fifteenth through seventeenth lines of Section 7.1 of the Agreement are hereby amended to read as follows:

    "such request) and (y) all other shares of Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and shares of Warrant Stock, the holders of which have made written request to the Company for..."

         16. The seventh and eighth lines of Section 7.1(a) are hereby amended to read as follows:

    "pursuant to this Section 7.1, Paragraph 7(a) of the Series A Agreement or
    Section 7.1 of the Series C Agreement (except that, upon request of any holder of..."

         17. The seventh through thirteenth lines of Section 7.1(b) are hereby amended to read as follows:

    "information in the notice to the other holders of Securities, Series A Securities, Series C Securities and Warrant Stock. In that event, the other holders of Securities, Series A Securities, Series C Securities and Warrant Stock shall have the right to include their shares of Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the holders of the Securities, the Series A Securities, Series C Securities and Warrant Stock)..."

         18. The second and third lines of Section 7.1(c) are hereby amended to read as follows:

    "not permit third parties other than holders of Series A Securities, Series C Securities and Warrant Stock to include additional securities in a Demand Registration..."

         19. The fifth and sixth lines of Section 7.1(c) are hereby amended to read as follows:

    "majority of the shares of Registerable Common Stock, Series A Registerable Common Stock and Series C Registerable Common Stock included in such Demand..."

         20. Section 7.1(d) is hereby amended to read in full as follows:

                   (d) if a Demand Registration under this Section 7.1(d) is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included in such registration exceeds the amount of such Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock which can be successfully sold in such offering, the Company will nevertheless include in such registration, prior to the inclusion of any securities which are not Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock or Warrant Stock (notwithstanding any consent obtained in accordance with Section 7.1(c) hereof), the amount of Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included which in the opinion of such underwriters can be sold, pro rata among the holders of Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requesting inclusion on the basis of the number of shares of Registerable Common Stock, Series
    A Registerable Common Stock, Series C Registerable Common Stock and
    Warrant Stock of such holders; provided, however, that if the holders of Registerable Common Stock are unable to include in such offering at least fifty percent (50%) of the Registerable Common Stock sought to be registered in a Demand Registration under this Section 7.1, the holders of Securities will be entitled to an additional Demand Registration under this Section;"

         21. The third and fourth lines of Section 7.2(a) are hereby amended to read as follows:

    "(other than pursuant to Section 7.1 hereof), whether of its own accord or at..."

         22. The sixteenth through twentieth lines of Section 7.2(b) are hereby amended to read as follows:

    "(ii) second, all of the Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock then owned by such..."

         23. The eighteenth through twenty-first lines of Section 7.2(c) are hereby amended to read as follows:

    "Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Registerable Common Stock, Series A Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock then..."

         24. The fifth and sixth lines of Section 7.10 are hereby amended to read as follows:

    "the Company and holders of record of a majority of the Securities, Series A Securities and Series C Securities, voting as a class, outstanding as of a ..."

         25. The tenth through thirteenth lines of Section 7.10 are hereby amended to read as follows:

    "holder of Securities, Series A Securities and Series C Securities at the time outstanding (including securities into which such Securities, Series A Securities and Series C Securities are convertible), each future holder of all such Securities, Series A Securities and Series C Securities and the Company."

         25. The following definitions are hereby amended to read in full as follows:

              "8.7      "Registerable Common Stock" means (a) any Common Stock
         issued or issuable upon conversion of the Shares, (b) any Common Stock issued or issuable upon conversion of the Note Shares and (c) except for purposes of Section 6 of this Agreement, any Common Stock issued or issuable upon conversion of the Centocor Shares. For purposes of
         Section 6 of this Agreement, "Registerable Common Stock" specifically excludes the Centocor Shares."

              8.8 "Securities" means (a) the Shares and any Common Stock issued upon conversion thereof, (b) the Note Shares and any Common Stock issued upon conversion thereof, whether at Closing or thereafter, but shall not include any such Note Shares or Common Stock sold in any public offering or in any sale pursuant to Rule 144 under the Securities Act, and (c) except for purposes of Section 6 of this Agreement, the Centocor Shares and any Common Stock issued upon conversion thereof, whether at Closing or thereafter, but shall not include any such Centocor Shares or Common Stock sold in any public offering or in any sale pursuant to Rule 144 under the Securities Act. For purposes of Section 6 of this Agreement, "Securities" specifically excludes the Centocor Shares and any Common Stock issued upon conversion thereof, whether at Closing or thereafter."

              8.10 "Series A Agreement" means the Stock Purchase Agreement, dated as of June 25, 1992, by and among the Company and the Investors listed on Exhibit 1(a) attached thereto, as amended."

         26. The following definitions are hereby added to the Agreement as follows:

              8.17 "Centocor Agreement" means the Stock Purchase Agreement, dated September 20, 1994, by and between the Company and Centocor, Inc.

              8.18 "Centocor Shares" means the 400,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued to Centocor, Inc. pursuant to the Centocor Agreement.

              8.19 "Conversion Agreement" means the Conversion Agreement, dated as of April 23, 1996, by and among the Company and the Series B Investors.

              8.20 "Note Shares" means the 1,600,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued pursuant to the Conversion Agreement.

              8.21 "Investors" means (a) the parties listed on Exhibit 1.1 attached hereto and (b) any successors and assigns of the parties listed on Exhibit 1.1 attached hereto who (i) have executed the Shareholders' Agreement attached hereto as Exhibit 2.7, and (ii) have complied with the terms of Section 9.4 of this Agreement; provided that any such successor or assign shall not acquire any rights granted to Investors by Section 7 of this Agreement unless the transfer and transferee of Securities satisfy the requirements of Section 7.7 of this Agreement.

              8.22 "Series B Convertible Preferred Stock" means (a) the 2,000,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued pursuant to this Agreement,
         (b) the Note Shares and (c) except for purposes of Section 6 of this Agreement, the Centocor Shares. For purposes of Section 6 of this Agreement, "Series B Convertible Preferred Stock" specifically excludes the Centocor Shares.

              8.23 "Series C Agreement" means the Stock Purchase Agreement, dated as of May 1, 1996, by and among the Company and the Investors listed on Schedule 1.1 attached thereto relating to the purchase of shares of the Company's Series C Convertible Preferred Stock, as it may be amended from time to time.

              8.24 "Series C Convertible Preferred Stock" means the up to 3,000,000 shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share, issued pursuant to the Series C Agreement.

              8.25 "Series C Investors" means Investors as defined in the Series C Agreement.

              8.26 "Series C Registerable Common Stock" means Series C Registerable Common Stock as defined in the Series C Agreement.

              8.27 "Series C Securities" means Securities as defined in the Series C Agreement.

              8.28 "Warrant Stock" means Warrant Stock as defined in the Series C Agreement."

         IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 1 all as of the day and year first above written.

                                  APOLLON, INC.


                                  By:  /s/ Vincent R. Zurawski, Jr.
                                      -------------------------------
                                      Vincent R. Zurawski, Jr.
                                      President


                                  INVESTORS


                                  DSV PARTNERS IV, L.P.

                                  By: DSV MANAGEMENT, a New
                                      Jersey Limited Partnership

                                      By: ______________________
                                          Morton Collins,
                                          General Partner

                                  Address:  221 Nassau Street
                                            Princeton, NJ 08542

                                  Fax: (609) 683-0174


                                  CENTOCOR, INC.


                                  By: /s/ David P. Holveck
                                      -------------------------------
                                      David P. Holveck
                                      President

                                  Address:  200 Great Valley Parkway
                                            Malvern, PA 19355

                                  Fax: (610) 651-6331

                             TECHNOLOGY LEADERS, L.P.

                             By: Technology Leaders Management, Inc., General Partner

                             By: /s/ Chris Moller
                                 -------------------------------
                                 Name:   Chris Moller
                                 Title:  Managing Director

                             Address:  800 The Safeguard Building
                                       435 Devon Park Drive
                                       Wayne PA 19087

                                  Fax:


                             TECHNOLOGY LEADERS OFFSHORE, C.V.

                             By: Technology Leaders Management, Inc., General Partner

                             By: /s/ Chris Moller
                                 -------------------------------
                                 Name:   Chris Moller
                                 Title:  Managing Director

                                  Address:  800 The Safeguard
                                              Building
                                            435 Devon Park Drive
                                            Wayne PA 19087

                                  Fax:  (215) 293-0601

                                      EXHIBIT A



NAME


DSV Partners IV, L.P.

Centocor, Inc.

Technology Leaders, L.P.

Technology Leaders Offshore, C.V.